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                                 Exhibit 14(c)

                     Consent of PricewaterhouseCoopers LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 29, 2000, relating to the financial statements and financial highlights of Short-Term Bond Fund, Intermediate Bond Fund, Bond IMMDEX Fund, U.S. Government Securities Fund, Aggregate Bond Fund, Strategic Income Fund, Tax-Exempt Intermediate Bond Fund, Missouri Tax-Exempt Bond Fund, National Municipal Bond Fund, Balance Income Fund, Balanced Growth Fund, Growth & Income Fund, Equity Income Fund, Relative Value Fund, Equity Index Fund, Large Cap Core Equity Fund, Large Cap Growth Fund, International Value Fund, International Growth Fund, MidCap Index Fund, MidCap Core Equity Fund, Small Cap Index Fund, Small Cap Core Equity Fund, Science & Technology Fund and MicroCap Fund which appear in the October 31, 2000 Annual Reports to Shareholders of Firstar Funds, Inc., Firstar Stellar Funds and Mercantile Mutual Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information of Firstar Funds, Inc. dated March 1, 2001 of our reports dated December 29, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Reports to Shareholders of Firstar Funds, Inc., Firstar Stellar Funds and Mercantile Mutual Funds, Inc. which Prospectus and Statement of Additional Information is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the heading "Other Service Providers for the Firstar Funds and the FAIF Funds", after the heading "Annual Meetings and Shareholder Meetings" in the Combined Proxy Statement/ Prospectus contained within the Registration Statement, under the heading "Financial Highlights" in the Prospectus dated March 1, 2001 for Firstar Funds, Inc. and under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information dated March 1, 2001 for Firstar Funds, Inc.



/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 1, 2001